Third Amendment to Lease Agreement


     This  Third Amendment to Lease Agreement ("Third Amendment")
is  effective  as  of  the             day  of  September,  1997,
between K-P Plaza Limited Partnership, a Texas limited partnership ("Landlord"), and AMRESCO, Inc., a Delaware corporation ("Tenant").

                     W I T N E S S E T H :

     WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated February 9, 1996, as amended by that certain First Amendment to Office Lease dated July 17, 1996 ("First Amendment"), covering approximately 130,606 rentable square feet of area ("Original Premises") located on the entire 17th, 22nd, 23rd, 24th, and 25th floors and part of the 16th floor as more particularly described in the Lease and commonly referred to as Suite 2500 in the office building located at 700 North Pearl Street (the "Building") within the development commonly known as the Plaza of the Americas situated on Blocks 257 and 258 in the City of Dallas, Texas;

     WHEREAS, Landlord and Tenant entered into that Second Amendment to Lease Agreement dated May 27, 1997 ("Second Amendment"), whereby Tenant leased 3,858 rentable square feet of area located on the 16th floor of the Building on a temporary basis (the Temporary Space"), all as set forth in the Second Amendment (such Office Lease Agreement, as amended by the First Amendment and Second Amendment, is hereafter referred to as the "Lease")

     WHEREAS, the Lease expires on October 31, 2006; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, temporarily expand the Premises by an additional 3,128 rentable square feet of area common known as Suite 1630 on the 16th floor of the Building as shown on EXHIBIT "A" to this Third Amendment ("Additional Temporary Premises"), all as more fully set forth in this Third Amendment;

     NOW,  THEREFORE,  for good and valuable  consideration,  the
receipt   and  sufficiency  of  which  are  hereby  acknowledged,
Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined, all defined terms in this Third Amendment have the same meaning as in the Lease.

2. Premises. Beginning on September 15, 1997, and continuing only until and including March 31, 1998, the Premises as described in the Basic Office Lease Information incorporated into the Lease will increase by 3,128 rentable square feet of area so that the Premises will total 137,592 rentable square feet of area as depicted on Exhibit "A" to this Third Amendment. From and after April 1, 1998, the Premises will revert to the Original Premises, and Tenant shall have no further right to occupy the Additional Temporary Premises. If Tenant fails to vacate the Additional Temporary Premises by March 31, 1998, then Tenant shall be a tenant at will with respect to the Additional Temporary Premises, and the provisions of Section 22 of the Lease entitled "Holding Over" will apply to Tenant's occupancy of the Additional Temporary Premises.

3.   Term.  The Term of the Lease remains unchanged by this Third
Amendment.

4. Basic Rental. Beginning on September 15, 1997, and continuing only until and including March 31, 1998, Tenant shall pay Landlord Basic Rental for the Additional Temporary Premises in the manner provided in Section 4.a of the Lease at the annual rate of $16.00 per rentable square foot of area within the Additional Temporary Premises (i. e., $4,170.67 per month). Beginning on September 15, 1997, and continuing only until and including March 31, 1998, Tenant, in addition to the Basic Rental set forth above, shall pay Landlord in the manner provided for in the Lease all other amounts due under the Lease applicable to the Additional Temporary Premises, including, without limitation, the amounts set forth in Section 4.c, 4.d, and 4.e of the Lease. Nothing in this Third Amendment affects the payment of Basic Rental or other sums due under the Lease for the Original Premises or the Temporary Space, the payment of which is governed by the terms of the Lease.

5. Tenant Improvements; As is. Tenant agrees to accept the Additional Temporary Premises in its "as is" condition as of the date of this Third Amendment without any representation or warranty from Landlord with respect to its condition or its suitability for any particular purpose. Landlord has no obligation to construct any tenant improvements within the Additional Temporary Premises, and any tenant improvements constructed therein by Tenant will be subject to all terms and provisions of the Lease, including, without limitation, the provisions of Section 8 thereof.

6. Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of the Lease or this Third Amendment other than with Prentiss Properties Limited, Inc., and both Landlord and Tenant agree to indemnify each other and hold each other harmless from and against any and all costs (including investigation and defense costs) and expenses, claims for commissions or other payments by any broker or agent who alleges to have performed services on behalf of the indemnifying party.

7.    Management  Company.   Tenant  acknowledges  that  Prentiss
Properties Limited, Inc. is the Building's management and leasing representative.

8.    Authority.   Each individual signing below represents  that
he/she has been duly authorized to execute and deliver this Third
Amendment  and that same shall be binding on Landlord and  Tenant
(as applicable) on whose behalf he/she is signing.

9. Entire Agreement. This Third Amendment, together with the provisions of the Lease, embody the entire agreement between the parties with respect to the subject matter hereof and cannot be varied except by written agreement of the parties.

10. Successors and Assigns. All of the terms, covenants, provisions, and conditions of this Third Amendment are hereby made binding on the executors, heirs, administrators, successors, and permitted assigns of both parties hereto.

11. Headings. The captions used in connection with the sections of this Third Amendment are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Third Amendment.

12.   Conflict.   In  the  event  of  any  conflict  between  the
provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment will govern and control.

13. Lease. As amended hereby, the Lease will govern the Additional Temporary Premises and will continue in full force and effect and is ratified and confirmed by Landlord and Tenant. From and after the date of this Third Amendment, the term "Lease", when used in the Lease, will mean the Lease, as further amended by this Third Amendment.

14.   Counterparts.   This Third Amendment  may  be  executed  in
multiple counterparts and signature pages from any counterpart may be appended to any other counterpart. All counterparts shall constitute a single, unified instrument.

     Witness the Execution Hereof, effective as of the date first set forth above.

                              AMRESCO, Inc., a Delaware corporation

                              By:

                              Title:

                              K-P Plaza Limited Partnership,
                              a Texas limited partnership

                              By:  K-P Plaza Dallas, Inc.,
                                   its general partner

                                   By:

                                   Title: